EXHIBIT 99.2




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FY 2012 speech

Good morning. I'm Dan O'Brien, CEO.

Safe Harbor provision:

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for full year 2012.

I'd like review what we have accomplished in the last year and our estimates looking forward then move to speaking about the financials. 2012 was a good year for FSI and I'm extremely proud of how hard each employee worked to supply increased volume to more customers with no additional personnel. The addition of several chemical and biological research staff will accelerate our new product development and open new market opportunities for polyaspartate chemistry. Our dedication to lean operations, low leverage and sales into multiple market verticals has been maintained.

Our significant achievements in 2012 include:

Growth of 6% year over year.

Another record sales year of 16.4 million, 0.9 million higher than 2011 even with headwinds such as the difficult economy in Europe and a major drought in the US.

Growth was recorded in all market verticals except cleaning products with the strongest growth by percentage being in agriculture once again.

The Alberta sugar to aspartic acid factory completed a full year of operations. We note that this does not mean that production is at any specific level yet. Our Alberta employees are increasing operations at the best rate possible but we repeat that we will not make production figures available in the foreseeable future for competitive reasons.

Regarding the biomass factory in Alberta, Canada: This plant is designed to supply our Chicago operations with most of the aspartic acid that they use for making poly-aspartic acid. By using sugar in Alberta, we de-link our raw material supply from oil, which is our current source, shorten our supply line


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by several weeks and thousands of miles and dramatically improve the sustainable content of our finished products. Production from sugar will result in reduced cost of goods sold and the opportunity to gain customers who insist on renewable-based materials. The Alberta plant is one of the parts of optimum
success   for   Flexible   Solutions   even  though  the  company  can  be  very
successfulregardless. It plays a supporting role to the NanoChem division by providing backward integration and simplification of our supply chain and by reducing the number of external profit margins NCS must pay between the base carbon source and finished aspartic acid ready to be polymerized in Chicago.

The NanoChem Division

This division makes polyaspartic acid [TPA] a biodegradable protein with many valuable uses. It now represents 95% of revenue and is the sales and profit driver of our company.

TPA is used in agriculture to increase crop yield. The chemical mechanism is the ability of TPA to maintain crystal embryos of fertilizer salts in their embryonic form in the soil for several months, which has the effect of keeping fertilizer easier for plants to absorb. Because the plant expends less energy getting its nutrients, it has more energy available to produce valuable crops. In North America alone, the wholesale market is over 2 billion a year and most crops are able to use TPA profitably. 2012 was another good year for fertilizers and additives due to high crop prices. The market vertical saw continued growth. One distributor, signed in late 2009, has grown sales faster than any group we have ever worked with. They built on their excellent 2011 performance and delivered good growth for TPA in agriculture in 2012. However, the drought in North America played a part in the overall reduction in year over year revenue growth. Agricultural sales growth was partially limited by the drought in Q4.

TPA is a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are strong and oil companies in the Nordic countries use TPA as part of environmental regulation. In 2012 oilfield TPA sales increased and are expected to increase again in 2013. We are experiencing interest from forward thinking oil producing countries other than Scandinavia and have reasonable expectations of gaining new customers over the next several quarters. There is continuing research in the concept of TPA as part of tight oil and gas fracturing liquids. Should this progress from concept to use, TPA would be part of the fracking fluid and intended to prevent scale from destroying the permeability of the rock pores. Clogged pores reduce well production. TPA may have added value compared to existing fluid components due to its biodegradability - it does not need to be removed when cleaning used fracking water.

Q1 AND REST OF 2013

Agriculture revenue in the first 3 months of 2013 has been weaker than 2012. The effects of last year's drought are still present in 2013. Our mid-west distribution has not taken up as much product in Q1 2013 as in Q1 2012. Reasons for this include; more growers and dealers who choose just in time purchases to conserve cash after last year as well as space and cash constraints at the distribution level. FSI management will release the Q1 revenue number next week once it has been finalized, however, we are already sure that Q1 revenue will be several hundred thousand dollars less than the year earlier period. Conversations with our distribution network indicate that they believe the sales not closed in Q1 will be made in Q2 and Q3 and strong growth in the sector is still expected for full year 2013.



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We still  expect the largest  percentage  growth in 2013 will be in  agriculture followed by oil field. Detergent sales are likely to be flat after dropping in 2012 as customers around the world concentrate on value over biodegradability.We are confident that revenue growth will continue through 2013; at variable rates from quarter to quarter as is usual for small companies.

Highlights of the financial results:

Sales for the year increased 6% to $16.4 million compared with $15.5 million for 2011. The result was a loss of $1.08 million or $0.08 per share in the 2012 period, compared to a gain of $183 thousand or $0.01 per share, in 2011.

Sales in Q4 were 3.85 million, up 14.2% compared to 3.37 million in the year earlier period. The Q4 revenue was stronger in oil services and agriculture but flat in cleaning products.

Because of the out-size effects of depreciation, stock option expenses and one-time items on the financials of small companies, FSI also provides a non-GAAP measure useful for judging year over year success. "Operating cash flow" is arrived at by removing depreciation, option expenses, income tax and one-time items from the statement of operations. This year the FASB treatment of consultant option expenses was changed again requiring that consultant options be revalued at vesting as well as at grant. This was negative for our GAAP results regardless that it is an imaginary number. We consider consultant options to be a useful tool and we will continue using them judiciously.

In 2012 the Alberta factory began depreciation as well as having expenses in excess of income resulting in increased losses in Canada. The data following and our news release of April 1 have revised our 2011 operating cash flow to be as comparative as possible given the change in treatment of the Alberta plant.

For full year 2012, operating cash flow was $1.37 million, 10 cents per share compared to $1.89 million and 14 cents per share [revised] in 2011. Detailed information on how to reconcile GAAP with non-GAAP numbers is included in our news release of April1st.

Income taxes: Our financials include $1.145 million in 2012 US income tax paid compared to $1.126 million in 2011. The Canadian division, Flexible Solutions Ltd, has accumulated losses as the Alberta factory was expensed and is now being depreciated. This has reached a point where we have become uncomfortable with the total as well as with how much potential working capital is being paid as tax. Therefore, we have reorganized our Canadian assets as directed by a specialist accounting firm beginning January 1 2013. With this revised corporate organization, costs generated in Canada that are intended to benefit our US sister corporations will become deductible against US taxes beginning in the 2013 tax year. Reduced taxation will increase our earnings and our internally generated growth capital starting in Q1 2013. Income tax for 2013 will be detailed in the quarterly reports with the first being Q1 2013, 44 days from today.

When income occurs in Canada, any remaining losses will be consumed after which our tax load will become a mix of the 25% AB rate and the 40% Illinois rate.


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Finally, our other product lines, Watersavr has had many more inquiries over the last several months. A successful trial on a lake in Las Vegas Nevada has been completed and will be detailed in a news release next week. At least one large prospect is close to ordering. We are continuing our efforts in Turkey, Morocco, parts of the far-east, Australia and Spain. Revenue generated by Watersavr sales will be redeployed toward earning more Watersavr sales. Swimming pools will continue to be managed to optimize cash flow for support to other divisions. The text of this speech will be available on our website by Wednesday April 3rd and
email   copies  can  be   requested   from   Jason   Bloom  at  1800  661  3560.
[Jason@flexiblesolutions.com]

Thank you, the floor is open for questions.